UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2013

Quanex Building Products Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33913	26-1561397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 West Loop South, Suite 1500, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   713-961-4600

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 28, 2013, Quanex Building Products Corporation (the "Company") held its 2013 Annual Stockholder Meeting (the "Annual Meeting"), pursuant to notice and proxy mailed on January 28, 2013, to the Company's stockholders of record as of January 7, 2013. There were 37,047,607 shares of common stock entitled to vote at the meeting, and a total of 35,336,202 shares were represented at the meeting in person or by proxy.

At the Annual Meeting, two directors were elected, with the following tabulation of votes for each nominee:

Director Nominee	Votes For	Votes Withheld	Broker Non- Votes	Percent of Shares Cast in Favor (%)*
William C. Griffiths..............	34,349,097	182,298	804,807	99.47
LeRoy D. Nosbaum.............	34,434,371	97,024	804,807	99.72
*Excludes Broker Non-Votes

In addition to the election of directors, stockholders at the Annual Meeting took the following actions:

  Provided an advisory "say on pay" vote approving the Company's executive compensation programs; and
  Ratified the Audit Committee's appointment of Deloitte and Touche LLP as the Company's independent auditor.

The vote tabulation for each of these items is set forth below:

Proposal	Votes For	Votes Against	Abstain	Broker Non-Votes	Percent of Shares Cast in Favor (%)*
Advisory Vote to Approve Executive Compensation..................	33,955,441	522,388	53,566	804,807	98.33
Ratification of Company's Independent Auditor...............................	35,118,062	189,090	29,050	-	99.38
*Excludes Broker Non-Votes

Item 8.01. Other Events.

On March 1, 2013, the Company issued the press release furnished herewith as Exhibit 99.1, announcing the Company's declaration of a $0.04 cash dividend payable on March 29, 2013 to shareholders of record on March 15, 2013.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated March 1, 2013

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quanex Building Products Corporation (Registrant)
March 1, 2013 (Date)	/s/ KEVIN P. DELANEY Kevin P. Delaney Senior Vice President - General Counsel and Secretary

Exhibit Index
99.1	Press release dated March 1, 2013